UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 24, 2014

Z Trim Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Illinois	001-32134	36-4197173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Campus Drive
Mundelein, Illinois  60060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 549-6028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 24, 2014, Fordham Capital Partners, LLC (“Fordham”) extended a $500,000 revolving loan (the “Equipment Loan”) to Z Trim Holdings, Inc. (the “Company”) evidenced by an Equipment Revolving Note (the “Note”) issued by the Company to Fordham.  The Note requires monthly payments of principal of $10,416.66 plus interest, commencing on April 24, 2014 and continuing until February 24, 2015, followed by a final balloon payment of the entire unpaid principal balance of the Note and all accrued and unpaid interest on March 24, 2015.  The interest on the Note is calculated at a fixed rate of 20% per annum.  If the Note may be prepaid in full at any time; provided that if the Company prepays the Note prior to September 24, 2014 (such six-month period, the “Guaranteed Interest Period”), it must pay a prepayment penalty equal to the amount by which (i) the aggregate interest that Fordham would have received on the Note during the Guaranteed Interest Period had there been no prepayment exceeds (ii) the aggregate interest paid by the Company prior to the date of prepayment.

Pursuant to the Security Agreement, dated March 24, 2014, between the Company and Fordham (the “Security Agreement”), the Equipment Loan is secured by all of the Company’s equipment (as more specifically defined in the Security Agreement, the “Collateral”).  The Security Agreement also contains customary restrictive covenants, including without limitation, covenants prohibiting the Company from (i) granting additional liens in the Collateral, (ii) selling, leasing or transferring the Collateral, (iii) entering into certain merger, consolidation or other reorganization transactions, and (iv) creating, incurring or assuming additional indebtedness, in each case subject to certain exceptions.  The Security Agreement also contains customary events of default.  If an event of default under the Security Agreement occurs and is continuing, Fordham may declare any outstanding obligations under the Credit Agreement immediately due and payable.  After an event of default, interest on the Note would accrue at a  rate of 25% per annum.

Additionally, pursuant to the Factoring Agreement, dated March 24, 2014, between the Company and Fordham, Fordham may purchase any Accounts of the Company (the “Factoring Agreement”).  To secure payment and performance of the Company’s liabilities and obligations to Fordham, including obligations under the Factoring Agreement, the Company granted Fordham a security interest in all of the Company’s (i) Accounts, (ii) Inventory, (iii) Chattel Paper, Deposit Accounts, Documents, Equipment, Financial Assets, Fixtures, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Securities, Software and Supporting Obligations, (iv) books and records of Seller which relate to Accounts, (v) all amounts owing to the Company under the Factoring Agreement, and (vi) Proceeds of the foregoing.  The Factoring Agreement terminates at any time that the Equipment Loan is paid in full.

The above summary does not purport to be a complete summary of the Note, the Security Agreement and the Factoring Agreement and is qualified in its entirety by reference to each of the Note, the Security Agreement and the Factoring Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, and which are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Equipment Revolving Note, dated March 24, 2014, issued by Z Trim Holdings, Inc. in favor of Fordham Capital Partners, LLC

10.2	Security Agreement, dated March 24, 2014, between Z Trim Holdings, Inc. and Fordham Capital Partners, LLC

10.3	Factoring Agreement, dated March 24, 2014, between Z Trim Holdings, Inc. and Fordham Capital Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Z Trim Holdings, Inc.

	By:	/s/ Brian Chaiken
Date: March 28, 2014		Brian Chaiken,
Chief Financial Officer